No. 5271429

Registered: 10/04/2006

Trademark

Services: Tattoo; Manicure & Pedicure: Eyewear; Non-Surgery Procedure; Psychology; Aromatherapy; Steam Bath; Beauty Salon; Hair Salon.

Applicant: XU YongPing

Address: Guangdong Province, Shenzhen City, No. 2048 Nan Hu Road, No. 201- 204 Bai Li Complex, China

Agent: Shenzhen City, Jing Ying Trademark Office